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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement of ABCI Holdings, Inc. on Form S-8, of our report dated April 12, 2002, relating to the consolidated balance sheets of ABCI Holdings, Inc. of December 31, 2001 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended.

April 17, 2002
/s/ MATRANGA & CORREIA MATRANGA & CORREIA

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CONSENT OF INDEPENDENT AUDITORS